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                                                                EXHIBIT 4.2


                       [LEGACY BRANDS INCORPORATED LOGO]

         COMMON STOCK                                      COMMON STOCK

         LB


INCORPORATED UNDER THE LAWS OF                     SEE REVERSE FOR STATEMENTS
   THE STATE OF CALIFORNIA                       RELATING TO RIGHTS, REFERENCES,
                                                  PRIVILEGES AND RESTRICTIONS,
                                                              IF ANY
                                                        CUSIP 524918 10 9

THIS CERTIFIES THAT





IS THE RECORD HOLDER OF


   FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE, OF
                              LEGACY BRANDS, INC.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                   [SIG]         [SEAL]                 [SIG]

                 SECRETARY                           CHAIRMAN AND
                                               CHIEF EXECUTIVE OFFICER


COUNTERSIGNED AND REGISTERED
U.S. STOCK TRANSFER CORPORATION
TRANSFER AGENT AND REGISTRAR

BY
         AUTHORIZED SIGNATURE

(C)Security Columbian --United States Banknote Company --1960